UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 16, 2009

CLST Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420
Dallas, Texas, 75252
 (Address of principal executive offices including Zip Code)

(972) 267-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in its Form 8-K/A filed on March 5, 2009, on November 10, 2008, CLST Holdings, Inc. (the “Company”), through CLST Asset I, LLC, a wholly owned subsidiary of CLST Financo, Inc. (“Financo”), which is one of our direct, wholly owned subsidiaries, entered into a purchase agreement  to acquire all of the outstanding equity interests of FCC Investment Trust I (the “Trust I”) from Drawbridge Special Opportunities Fund LP (“Drawbridge”) for approximately $41.0 million (the “Trust Purchase Agreement”).  Our acquisition of Trust I was financed by approximately $6.1 million of cash on hand and by a non-recourse, term loan of approximately $34.9 million from Fortress Credit CO LLC (“Fortress”), an affiliate of Drawbridge, pursuant to the terms and conditions set forth in the credit agreement, dated November 10, 2008, by and among Trust I, Fortress, as the lender and administrative agent, FCC Finance, LLC, as the initial servicer, Lyon Financial Services, Inc., as the backup servicer, and U.S. Bank National Association, as the collateral custodian (the “Trust I Credit Agreement ”).

On October 16, 2009, we received a notice of default from Fortress stating that an event of default has occurred and is continuing under the Trust I Credit Agreement. The Fortress notice alleges, without support, that the three-month rolling average annualized default rate of the Trust I portfolio has exceeded 7.0%, thus breaching one of the covenants under the Trust I Credit Agreement. The Fortress notice also alleges, again without support, that certain “irregularities” in payments received by Trust I exist, and that properly accounting for those “irregularities,” the three-month rolling average annualized default rate is 8.47%. We have not yet received the servicer reports that will allow us to make our own calculations of the three-month rolling average annualized default rate, nor have we had the opportunity to discuss with Fortress its allegations that “irregularities” exist and why those circumstances should result in a higher calculated three-month rolling average annualized default rate. We expect to receive the relevant information from Fortress and then explore the matters described in the Fortress notice in the near future. If a default in the covenants has occurred under the Trust I Credit Agreement, the interest rate payable by Trust I will increase by an additional 2% per annum, and all collections by Trust I above amounts retained to pay interest, fees, principal amortizations, and other charges that are normally remitted to the Company, will instead be applied to outstanding principal under the Trust I Credit Agreement until the amount due has been reduced to zero. In addition, if a default under the Trust I Credit Agreement exists and is continuing, Fortress is entitled to foreclose on the assets of Trust I and sell them to satisfy amounts due it under the Trust I Credit Agreement. Only Trust I is liable for amounts due Fortress under the Trust I Credit Agreement. Thus, although the Company could lose some or all of its investment in Trust I, we will not be obligated to pay any amounts due Fortress under the Trust I Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: October 22, 2009	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President, Chief Executive Officer,Chief Financial Officer, Treasurer and
Assistant Secretary